SCHEDULE I
                             DATED AUGUST 25, 2015
                                       TO
                       THE ADVISORS' INNER CIRCLE FUND II
                         RULE 18F-3 MULTIPLE CLASS PLAN
                            DATED FEBRUARY 21, 2007

                                   RQSI FUNDS

(each a Fund to which Ramsey Quantitative Systems, Inc. serves as investment adviser)


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        FUND                                   INSTITUTIONAL      RETAIL
                                                   SHARES         SHARES
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RQSI Small Cap Hedged Equity Fund                    X               X
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                                                                     EXHIBIT I.1

                                   RQSI FUNDS

                        CERTIFICATE OF CLASS DESIGNATION

                              Institutional Shares


1.   Class-Specific Distribution Arrangements, Other Expenses

     Institutional Shares are sold without a load or sales charge and are not subject to a Rule 12b-1 fee or a shareholder service fee.

2.   Eligibility of Purchasers

     Institutional Shares are available to individual and institutional investors and may require a minimum initial investment, as described in the Funds' prospectus(es).

3.   Voting Rights

     Each shareholder of Institutional Shares will have one vote for each full Institutional Share held and a fractional vote for each fractional Institutional Share held. Shareholders of Institutional Shares will have:
     (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to Institutional Shares (such as a Rule 12b-1 Distribution Plan or Shareholder Service Plan relating to Institutional Shares); (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of Institutional Shares differ from the interests of holders of any other Class; and (iii) in all other respects the same rights and obligations as any other Class.

4.   Exchange Rights

     Upon request, shareholders may exchange Institutional Shares of a Fund for shares of the same Class or another Class of each other RQSI Fund, if any, provided such shareholder meets the eligibility requirements of the Class and the RQSI Fund into which such shareholder seeks to have his/her/its shares exchanged, as set forth in the Funds' prospectus(es).

5.   Conversion Rights

     a.   Conversion at the Option of a Shareholder

          Shareholders of Institutional Shares of a Fund may convert such Institutional Shares into another Class of shares of the Fund (an "Intra-Fund Conversion"), if and to the extent an applicable Intra-Fund Conversion right is disclosed in the prospectus(es) for the Fund and subject to the terms and conditions set forth in the prospectus(es) of the Fund, provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the Class of shares into which such shareholder seeks to have his/her/its shares converted, as set forth in the Fund's prospectus(es).

     b.   Conversion at the Option of a Fund

          In the event that a shareholder no longer meets the eligibility requirements for investment in Institutional Shares, each Fund may, in its discretion, elect to convert such shareholder's Institutional Shares into a Class of Shares for which such shareholder does meet the eligibility requirements. If such investor meets the eligibility requirements for more than one other Class, then such shareholder's Institutional Shares shall be convertible into shares of the Class having the lowest total operating expenses for which such shareholder meets the eligibility requirements.

6.   Limitation on Conversion and Exchange Rights

          Notwithstanding any other provision of this Certificate of Class Designation, conversion and exchange rights may not be available with respect to shares purchased through a financial intermediary who (i) has made arrangements with the Trust or the principal underwriter for the Funds to make available for investment only certain Funds or certain Classes of shares of the Funds, or (ii) has made arrangements with a shareholder to purchase a specific Class or Classes of shares on behalf of such shareholder.

                                                                     EXHIBIT I.2

                                   RQSI FUNDS

                        CERTIFICATE OF CLASS DESIGNATION

                                 Retail Shares

1.   Class-Specific Distribution Arrangements, Other Expenses

     Retail Shares are sold without a load or sales charge, but are subject to a Rule 12b-1 fee and a service fee that is payable under a Shareholder Service Plan.

     The Trust, on behalf of each Fund, will make monthly payments to the Distributor under the Rule 12b-1 Distribution Plan approved by the Board of Trustees at an annual rate of up to 0.25% of the Fund's average daily net assets attributable to Retail Shares. The Distributor will use the Rule 12b-1 fees for expenses associated with the promotion and sale of the Fund's Retail Shares including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel.

     Under the terms of the Shareholder Service Plan, each Fund is permitted to compensate, out of the Retail Shares assets, in an annual amount up to 0.10% of the average daily net assets of the Retail Shares, Service Providers (as defined in the Shareholder Service Plan) that have established a shareholder servicing relationship with the Fund on behalf of their customers who are Retail Shares shareholders, as described in the Fund's prospectus(es).

2.   Eligibility of Purchasers

     Retail Shares are available primarily to individual investors and may require a minimum initial investment, as described in the Funds' prospectus(es).

3.   Voting Rights

     Each shareholder of Retail Shares will have one vote for each full Retail Share held and a fractional vote for each fractional Retail Share held. Shareholders of Retail Shares will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to Retail Shares (such as a Rule 12b-1 Distribution Plan or Shareholder Service Plan relating to Retail Shares); (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of Retail Shares differ from the interests of holders of any other Class; and (iii) in all other respects the same rights and obligations as any other Class.

4.   Exchange Rights

     Upon request, shareholders may exchange Retail Shares of a Fund for shares of the same Class or another Class of each other RQSI Fund, if any, provided such shareholder meets the eligibility requirements of the Class and the RQSI Fund into which such shareholder seeks to have his/her/its shares exchanged, as set forth in the Funds' prospectus(es).

5.   Conversion Rights

     a.   Conversion at the Option of a Shareholder

          Shareholders of Retail Shares of a Fund may convert such Retail Shares into another Class of shares of the Fund (an "Intra-Fund Conversion"), if and to the extent an applicable Intra-Fund Conversion right is disclosed in the prospectus(es) for the Fund and subject to the terms and conditions set forth in the prospectus(es) of the Fund, provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the Class of shares into which such shareholder seeks to have his/her/its shares converted, as set forth in the Fund's prospectus(es).

     b.   Conversion at the Option of a Fund

          In the event that a shareholder no longer meets the eligibility requirements for investment in Retail Shares, each Fund may, in its discretion, elect to convert such shareholder's Retail Shares into a Class of Shares for which such shareholder does meet the eligibility requirements. If such investor meets the eligibility requirements for more than one other Class, then such shareholder's Retail Shares shall be convertible into shares of the Class having the lowest total operating expenses for which such shareholder meets the eligibility requirements.

6.   Limitation on Conversion and Exchange Rights

     Notwithstanding any other provision of this Certificate of Class Designation, conversion and exchange rights may not be available with respect to shares purchased through a financial intermediary who (i) has made arrangements with the Trust or the principal underwriter for the Funds to make available for investment only certain Funds or certain Classes of shares of the Funds, or (ii) has made arrangements with a shareholder to purchase a specific Class or Classes of shares on behalf of such shareholder.